EXHIBIT 4.10

                             DATED FEBRUARY 28, 2006



                               (1) GOLD FROST LTD

                                       AND

                       (2) G. WILLI-FOOD INTERNATIONAL LTD

                                       AND

                                   (3) OTHERS


                             ----------------------

                             RELATIONSHIP AGREEMENT

                             ----------------------



                                 Mishcon de Reya
                                  Summit House
                               12 Red Lion Square
                                 London WC1R 4QD

                               Tel: 020 7440 7000
                               Fax: 020 7404 3014

                             Ref: RJT/SCM/22816-1-1

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THIS DEED is made on       FEBRUARY 28, 2006

BETWEEN:

(1) GOLD FROST LTD a company incorporated in the State of Israel with company number 52-003482-8 and whose registered office is situated at 3 Nahal Snir Street, Yavne 81106, Israel (the "COMPANY"); and

(2) G. WILLI-FOOD INTERNATIONAL LTD a company incorporated in the State of Israel with number 52-004320-9 and whose registered office is situated at 3 Nahal Snir Street, Yavne 81106, Israel (the "SHAREHOLDER"); and

(3) THOSE PARTIES whose names and addresses are set out in schedule 1 hereto (together, the "CONTROLLING PARTIES").

WHEREAS:

(A) It is proposed that application be made for the Company's entire ordinary issued share capital to be admitted to trading on AIM, the market operated by the London Stock Exchange plc.

(B) On Admission the Shareholder will hold 40,000,000 Ordinary shares representing 75.7 per cent. of the issued share capital of the Company and as such will be a Substantial Shareholder (as defined below).

(C) The Shareholder, the Controlling Parties and the Company consider it necessary and desirable for the success of the Company and the maintenance of market confidence in it that (i) the Company be capable at all times of carrying on its business independently of the Shareholder, the Controlling Parties (and/or their Associates) and (ii) all transactions and relationships in the future between the Company and the Shareholder or the Controlling Parties (and/or their Associates) must be at arm's length and on a normal commercial basis (subject to clause 3.4). Where potential conflicts exist between the interests of the Company and those of any controlling shareholder, it is considered desirable to demonstrate that arrangements are in place to avoid detriment to the general body of shareholders of the Company and that decisions as to enforcement of those contractual arrangements are taken independently of the controlling shareholder.

(D) Accordingly, the parties have agreed to enter into this Agreement to regulate the relationship between them.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement (including the Recitals) the following words and expressions have the following meanings, except as otherwise provided or where the context otherwise requires:

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     "ADMISSION" means the admission of the entire issued share capital of the
     Company to trading on AIM becoming effective as provided in rule 6 of the AIM Rules;

     "AIM RULES" means the London Stock Exchange plc's rules relating to AIM as in force at the date of this agreement or, where the context requires, as amended or modified after the date of this agreement;

     "ASSOCIATE" means:

     1.1.1 in relation to an individual:

          (a) that individual's spouse or child (together the "INDIVIDUAL'S FAMILY")

          (b) the trustees (acting as such) of any trust of which the individual or any of the individual's family is a beneficiary or discretionary object;

          (c) any company in whose equity shares the individual or any member or members (taken together of the individual's family) or the individual and any such member or members (taken together) are directly or indirectly interested (or have a conditional or contingent entitlement to become interested) so that they are or would on the fulfilment of the condition or the occurrence of the contingency be) able:

               (i) to exercise or control the exercise of 30 per cent. or more of the votes able to be cast at general meetings on all, or substantially all, matters; or

               (ii) to appoint or remove directors holding a majority of voting rights at board meetings on all, or substantially all, matters; and

     1.1.2 in relation to a company:

          (a) any other company which is its subsidiary undertaking or parent undertaking or fellow subsidiary undertaking of the parent undertaking;

          (b) any company whose directors are accustomed to act in accordance with the directions or instructions of the relevant company;

          (c) any company in the capital of which the relevant company and any other company under (a) and (b) taken together, is (or would on the fulfilment of a condition or the occurrence of a contingency would be) interested in the manner described in paragraph .1.1.1
               (c) above.


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     "BOARD" means the board of directors of the Company or any duly authorised committee thereof;

     "GROUP" shall mean the Company and any other body corporate which is from time to time its subsidiary undertaking and for this purpose "SUBSIDIARY UNDERTAKING" shall have the same meaning as in section 258 of the Companies Act 1985;

     "RELATED PARTY TRANSACTION" means any transaction, agreements or arrangements between a Relevant Party and/or any of their Associates on the one hand and any member of the Group on the other hand (or the enforcement, implementation or amendment thereof);

     "RELEVANT PARTY" means any of the Shareholder and the Controlling Parties, and a reference to the "RELEVANT PARTIES" is a reference to each of them jointly and severally; and

     "SUBSTANTIAL SHAREHOLDER" means any person (or persons acting jointly by agreement whether formal or otherwise) who is:

          (a) entitled to exercise, or to control the exercise of, more than 30 per cent. of the rights to vote at general meetings of the Company; or

          (b) able to control the appointment of directors who are able to exercise a majority of votes at board meetings of the Company;

1.2  In this Agreement (including the Recitals):

     1.2.1 references to Clauses, or Recitals are to the clauses of this Agreement and to the recitals to this Agreement, unless otherwise stated;

     1.2.2 words and expression defined in the Companies Act 1985 shall have the same meaning herein;

     1.2.3 unless otherwise stated, time shall be of the essence of this agreement;

     1.2.4 any reference to an individual shall, if the context so permits, extend to his personal representatives and be enforceable accordingly; and

     1.2.5 words denoting the singular include the plural and vice versa, words importing any gender shall include all genders and words denoting persons only shall include corporations, unincorporated associations and partnerships and vice versa.


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2.   CONDITION

2.1 This Agreement is conditional upon Admission occurring by not later than the close of business on 9 March 2006 or such later date as the parties may agree.

3.   UNDERTAKING

3.1 Each of the Relevant Parties jointly and severally undertakes to the Company that they will exercise all their powers and will procure (so far as each is able to do so) that each of their Associates will exercise all their respective powers with a view to ensuring that:

     3.1.1 the Company is capable at all times of carrying on its business independently of the Relevant Parties and their Associates;

     3.1.2 any Related Party Transaction entered into or proposed to be entered into is at arm's length and on a normal commercial basis or otherwise approved in accordance with the laws of Israel in force from time to time regulating transactions amongst related parties;

     3.1.3 each proposed Related Party Transaction shall be considered on behalf of the Company by the Board as a whole (or if by committee of the Board, such committee to have one or more non-executive directors present throughout) and none of the Relevant Parties nor any of their Associates shall seek to influence the consideration of such matter by the Board (or that committee, if relevant) in such a way as to further the interests which are or are potentially in conflict with the interests of the relevant Group member;

     3.1.4 in the event that a conflict of interest or potential conflict of interest exists or is likely to arise between on the one hand a Relevant Party and/or any of their Associates and on the other hand the interests of any member of the Group, disclosure of the circumstances of such conflict or potential conflict shall be made to the Board and that any decision by the Board in relation thereto shall be taken by the Board but excluding any director who is a Relevant Party or who is an Associate of a Relevant Party or appointed by a Relevant Party;

     3.1.5 save as permitted by the Board voting unanimously in favour, and save for any interests existing at the date of this Agreement and which are disclosed in the admission document issued by the Company in connection with Admission, no Relevant Party nor any of their Associates shall have any interests or other duties or responsibilities which could give rise to a conflict or potential conflict of interest between on the one hand a Relevant Party and/or any of their Associates and on the other hand the interests of any member of the Group;

     3.1.6 the independence of the Board is maintained so as to enable decisions as to the enforcement of this Agreement to be taken independently of such Relevant Party or any of their Associates and otherwise in accordance with the requirements from time to time of the London Stock Exchange plc;


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     3.1.7 no variations are made to the Company's articles of association which would be contrary to the maintenance of the Company's independence;
          and

     3.1.8 the provisions of this Agreement are observed.

3.2 Each of the Relevant Parties jointly and severally undertakes to the Company that they will exercise all their powers and will procure (so far as each is able to do so) that each of their Associates will exercise all their respective powers with a view to ensuring that any new opportunity of which any Relevant Party becomes aware to enhance or further the business interests of the Group shall be promptly disclosed to the Board as a whole, so as to enable the Board to give proper consideration as to whether the Group is commercially able to exploit such opportunity.

3.3 The Company undertakes to the Shareholder that any new opportunity of which the Company becomes aware to enhance or further the business interests of the Shareholder shall be promptly disclosed to the Shareholder, so as to enable the Shareholder to give proper consideration as to whether the Shareholder is commercially able to exploit such opportunity.

3.4 Notwithstanding anything to the contrary, any Related Party Transaction entered into or proposed to be entered into, which may not be deemed to be at arm's length and on a normal commercial basis, providing that the transaction does not harm the Company's welfare, may be approved by the Company but shall require the approval, according to the provisions of the Israeli Law, of the Audit Committee, which will make a recommendation to the Board of Directors and then the transaction will be subject to subsequent approval by a General Meeting of the Company.

4.   TERMINATION

4.1 This Agreement shall continue in full force and effect from the date of Admission until such time as:

     4.1.1 each of the Relevant Parties ceases to be a Substantial Shareholder;

     4.1.2 each of the Relevant Parties ceases to have any Associate who is a Substantial Shareholder, and

     4.1.3 each of the Relevant Parties and their Associates cease to have any other direct or indirect ownership or control interest (whether legal, beneficial, contingent or otherwise) in 30 per cent or more of the issued ordinary share capital of the Company (or the proceeds or other rights derived therefrom)


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     whereupon this Agreement shall cease and determine without prejudice to any rights and obligations which have already accrued under it as regards any party before such termination.

5.   THIRD PARTIES

5.1 Each Relevant Party agrees to procure that any Associate of theirs to whom any shares in the Company are transferred or issued after the date hereof shall enter into a deed agreeing to be bound by the terms of this Agreement as if they were themselves a Relevant Party.

6.   ACKNOWLEDGMENT AND CONFIRMATION

6.1 The parties acknowledge that the restrictions set out in this Agreement are fair and reasonable and are no greater than is reasonable and necessary for the protection of the interests of the Company and its shareholders as a whole, but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

6.2 The parties agree that damages may not be an adequate remedy for any breach of the covenants and agreements contained in this Agreement and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of those covenants or agreements.

6.3 The Relevant Parties acknowledge and agree that details of this agreement require disclosure in the admission document to be prepared in connection with the Admission.

6.4 Each party warrants and represents to the others that it has the power to enter into this Agreement and to exercise its rights and perform its obligations under this Agreement, and all corporate and other action required to authorise the execution of this Agreement and performance of its obligations under this Agreement have been duly taken.

7.   WAIVER, AMENDMENT

7.1 No waiver of any term, provision or condition of this Agreement shall be effective unless such waiver is evidenced in writing and signed by the waiving party.

7.2 No omission or delay on the part of either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

7.3 No variation of this Agreement shall be effective unless made in writing and signed by both parties.


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8.   NOTICES

8.1 Save as specifically otherwise provided in this Agreement any notice, or other communication to be given under, or in connection with the matters contemplated by, this Agreement shall be in writing and in the English language and signed by or on behalf of the party giving it and shall be served by delivering it personally or sending it by pre-paid recorded delivery or registered post (or registered airmail in the case of an address for service outside Israel) or by facsimile to the address and for the attention of the relevant party set out below (or as otherwise notified by that party hereunder). Any such notice shall be deemed to have been received:-

     8.1.1 if delivered personally, at the time of delivery;

     8.1.2 in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting; and

     8.1.3 in the case of registered airmail, five days from the date of posting; and

     8.1.4 in the case of fax, at the time of transmission (subject to production of proof of transmission of all pages);

     Provided that if deemed receipt occurs before 9.00 am on a business day the notice shall be deemed to have been received at 9.00 am on that day and if deemed receipt occurs after 5.00 pm on a business day, or on a day which is not a business day, the notice shall be deemed to have been received at
     9.00 am on the next business day. For the purpose of this Clause 6, "BUSINESS DAY" means any day which is not a Friday, a Saturday, or a public holiday in the place at or to which the notice is left or sent.

8.2 The addresses and facsimile numbers of the parties for the purposes of this Clause 8 are:

     8.2.1 The Company

          Address: The address of the Company set out at page 1 of this Agreement

          For the attention of: Gil Hochboim

          Fax number: 972-8-9322299

     8.2.2 The Shareholder

          Address: The address of the Shareholder set out at page 1 of this Agreement

          For the attention of: Zwi Williger

          Fax number: 972-8-9322299


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     8.2.3 The Controlling Parties

          Address: as per the contact details for each Controlling Party set out in Schedule 1 of this Agreement

          For the attention of: as per the contact details for each Controlling
                                Party set out in Schedule 1 of this Agreement

          Fax number:           as per the contact details for each Controlling
                                Party set out in Schedule 1 of this Agreement

     or such other address or facsimile number as may be notified in writing from time to time by the relevant party to the other parties.

8.3 For the avoidance of doubt notice given under this Agreement shall not be validly served if sent by e-mail

9.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed are delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

10.  GOVERNING LAW

     This Agreement shall be governed by, and construed in all respects in accordance with Israeli law, and the parties irrevocably agree to submit to the exclusive jurisdiction of the Israeli Courts and waive any objection on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

IN WITNESS whereof this Agreement has been duly executed by the parties as a Deed, on the date stated above.


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                                   SCHEDULE 1

                             THE CONTROLLING PARTIES

------------------------------ -------------------------------------------------
NAME                           CONTACT DETAILS
------------------------------ -------------------------------------------------
Willi Food Investment Ltd      Attention of: Joseph Williger
                               Address: 3 Nahal Snir Street, Yavne 81106, Israel
                               Fax Number: 972-8-9322299
------------------------------ -------------------------------------------------
Zwi Williger                   Attention of: Zwi Williger
                               Address: 3 Nahal Snir Street, Yavne 81106, Israel
                               Fax Number: 972-8-9322299
------------------------------ -------------------------------------------------
Joseph Williger                Attention of: Joseph Williger
                               Address: 3 Nahal Snir Street, Yavne 81106, Israel
                               Fax Number: 972-8-9322299
------------------------------ -------------------------------------------------


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EXECUTED and DELIVERED as                    )   Director:
a DEED by GOLD FROST LTD.                    )
acting by: Zwi Williger                      )   Director/Secretary:

           Gil Hochboim

EXECUTED and DELIVERED as                    )   Director:
a DEED by  G. WILLI-FOOD INTERNATIONAL LTD   )
acting  by: Zwi Williger                     )   Director/Secretary:

           Gil Hochboim

EXECUTED and DELIVERED as                    )   Director:
a DEED by WILLI FOOD INVESTMENT LTD          )
acting by:                                   )   Director/Secretary:

Joseph Williger

Gil Hochboim

EXECUTED and DELIVERED as                    )
a DEED by ZWI WILLIGER                       )
in the presence of:                          )

SIGNATURE OF WITNESS:

NAME OF WITNESS:

ADDRESS OF WITNESS:

OCCUPATION OF WITNESS:

EXECUTED and DELIVERED as                    )
a DEED by JOSEPH WILLIGER                    )
in the presence of:                          )

SIGNATURE OF WITNESS:

NAME OF WITNESS:

ADDRESS OF WITNESS:

OCCUPATION OF WITNESS:


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